EXHIBIT 10.1

AMENDMENT NO. 1
TO
STOCK REDEMPTION AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Stock Redemption Agreement dated May 6, 2013 (the “Stock Redemption Agreement”), by and between Amy Almsteier (the “Selling Shareholder”) and Terra Tech Corp., a Nevada corporation (the “Company”), is made this 5th day of August, 2013, by and between the Selling Shareholder and the Company (collectively, the “Parties”).

RECITALS

WHEREAS, pursuant to the Stock Redemption Agreement, the Company has redeemed 500,000 shares of common stock of the Company from the Selling Shareholder; and

WHEREAS, on May 6, 2013 the Company filed a Current Report on Form 8-K (the “May 6, 2013 Form 8-K”), with the Securities and Exchange Commission, disclosing, among other things, under Item 1.01 of the May 6, 2013 Form 8-K, that “[i]n connection with the share exchange with Edible Garden, the Company and Amy Almsteier [the Selling Shareholder] entered Stock Redemption Agreement dated May 6, 2013, pursuant to which the Company redeemed 500,000 shares of common stock of the Company from Ms. Almsteier for consideration of $5.00,” but the Stock Redemption Agreement mistakenly states that the Company redeemed 11,700,000 shares of common stock.

WHEREAS, the Parties desire to correct the Stock Redemption Agreement to clarify that under the Stock Redemption Agreement, the Company redeemed 500,000 shares, and not 11,700,000 shares, of common stock of the Company from the Selling Shareholder.

NOW THEREFORE, in consideration of covenants and agreements contained herein and such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties agree as follows:

1.  Definitions.  All defined terms used herein shall have the meaning assigned to them in the Stock Redemption Agreement unless otherwise defined herein, and all of the terms of the Stock Redemption Agreement shall continue to apply unless as amended hereby.

2.  Amendment to the Stock Redemption Agreement.  The Parties agree that Recital “A” to the Stock Redemption Agreement contained a typographical error by incorrectly stating that “Redemption Shares” referenced “11,700,000” shares of common stock held by the Selling Shareholder.  The Parties further agree that “Redemption Shares” meant 500,000 shares of common stock held by the Selling Shareholder and confirm that the disclosure under Item 1.01 of the May 6, 2013 Form 8-K was true and correct when filed.

3.  Continuing Effect of the Stock Redemption Agreement.  Except as specifically set forth herein, the Stock Redemption Agreement shall remain in full force and effect and shall not be waived, modified, superseded or otherwise affected by this Amendment.  This Amendment is not to be construed as a release, waiver or modification of any of the terms, representations, warranties, covenants, rights or remedies set forth in the Stock Redemption Agreement, except as specifically set forth herein.

4.  Counterparts.  This Amendment may be executed in several counterparts and by facsimile or scanned e-mail attachment, and each such counterpart, facsimile or scanned e-mail attachment so executed shall constitute one and the same Amendment.

5.  Effective Date.  This Amendment has been executed by the Parties hereto as of the day and year first written.

6.  Entire Agreement.  The Stock Redemption Agreement and this Amendment contain all of the terms and conditions agreed upon by the Parties relating to the subject matter of the Stock Redemption Agreement and supersede all prior agreements, negotiations, correspondence, undertakings, and communications of the Parties, whether oral or written, respecting that subject matter.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Redemption Agreement as of the date first above written.

SELLING SHAREHOLDER:	THE COMPANY:

TERRA TECH CORP.

/s/ Amy Almsteier	/s/ Derek Peterson
Name: Amy Almsteier	Name: Derek Peterson